Exhibit 99.1

Luna Innovations Incorporated Reports Fourth Quarter and Full Year 2015 Financial Results

Adjusted EBITDA of $0.4 million for the fourth quarter of 2015 versus $(0.2) million for the fourth quarter of 2014
Net income of $7.9 million for the fourth quarter of 2015 versus net loss of $(0.9) million for the fourth quarter of 2014

Adjusted EBITDA of $1.0 million for the full year 2015 versus $(2.5) million for 2014
Net income of $2.3 million for the full year 2015 versus $6.0 million for 2014

(ROANOKE, VA, March 22, 2016) - Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the fourth quarter and year ended December 31, 2015.
Following the company's merger with Advanced Photonix, Inc. ("API") in May 2015, adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA") improved to $0.4 million for the quarter ended December 31, 2015 compared to an adjusted EBITDA loss of $(0.2) million for the quarter ended December 31, 2014. Adjusted EBITDA is reconciled to net income or loss for the respective period within the tables included in this release. Revenues increased to $15.5 million for the three months ended December 31, 2015 compared to $6.2 million for the three months ended December 31, 2014. After the realization of an $8.3 million gain associated with the receipt in December 2015 of the final payments earned with respect to the company's sale of its medical shape sensing technology in 2014, the company recognized net income attributable to common stockholders of $7.9 million for the three months ended December 31, 2015, compared to a net loss attributable to common stockholders of $(0.9) million for the three months ended December 31, 2014.
“The combination of our overall growth from merging with API earlier this year plus a significantly stronger balance sheet resulting from the $9.0 million payment from Intuitive Surgical in December leaves us well-positioned for executing our growth strategy as we head into 2016,” said My Chung, president and chief executive officer. “Our recently announced order for avalanche photodiodes demonstrates our ability to participate in the growing fiber to the premise market, which was a significant factor in our decision to merge with API last year. We have been successful in capturing many of the operating synergies we expected to achieve following the merger, and we believe the combination of those synergies with the expected growth in our fiber optic products should lead to continued improving financial results in 2016."
Fourth Quarter Financial Highlights
Total revenues for the three months ended December 31, 2015 were $15.5 million, compared to $6.2 million for the three months ended December 31, 2014. Total revenues of $15.5 million included $8.8 million of revenue from the operations of API for the fourth quarter of 2015. Product and licensing revenue grew to $11.7 million for the three months ended December 31, 2015, compared to $2.9 million for the three months ended December 31, 2014. On a pro forma basis, this represented a 34% growth in product and licensing revenue compared to the combined revenues of Luna and API for the three months ended December 31, 2014. Technology development revenues increased to $3.7 million for the three months ended December 31, 2015 compared to $3.2 million for the three months ended December 31, 2014.
With the inclusion of API operating results in the fourth quarter of 2015, gross profit increased to $5.0 million, or 33% of total revenue, for the three months ended December 31, 2015, compared to gross profit of $2.2 million, or 36% of total revenue, for the three months ended December 31, 2014. The decline in gross margin resulted from product mix in the fourth quarter of

2015, principally due to a larger volume of sales of integrated coherent receivers, which typically carry a lower gross margin than do sales of Luna's historical instruments.
Selling, general and administrative expenses increased to $4.2 million for the three months ended December 31, 2015, compared to $2.7 million for the three months ended December 31, 2014. Selling, general and administrative expenses included $0.5 million of amortization expense associated with the step-up in bases of the API assets acquired in the merger. In addition to this amortization expense, the selling, general and administrative expenses associated with the operations of API were $1.1 million for the fourth quarter of 2015. Research, development and engineering expenses increased to $1.6 million for the three months ended December 31, 2015 compared to $0.4 million for the three months ended December 31, 2014, reflecting $1.1 million of research and development expense associated with the operations of API for the fourth quarter of 2015.

After tax, Luna recognized a loss from continuing operations of $(0.4) million for the three months ended December 31, 2015 compared to a loss from continuing operations of $(1.2) million for the three months ended December 31, 2014.
Income from discontinued operations was $8.3 million for the three months ended December 31, 2015, compared to income from discontinued operations of $0.3 million for the three months ended December 31, 2014. Discontinued operations for the 2015 period represents the payment received in December 2015 to settle all remaining obligations associated with future technical milestone achievement and royalties related to the sale of Luna's medical shape sensing business sold to Intuitive Surgical in January 2014.
With the income from discontinued operations, Luna recognized net income attributable to common stockholders for the three months ended December 31, 2015 of $7.9 million, compared to net loss attributable to common stockholders of $(0.9) million for the three months ended December 31, 2014. Adjusted EBITDA improved $0.6 million, to $0.4 million for the three months ended December 31, 2015, compared to an adjusted EBITDA loss of $(0.2) million for the three months ended December 31, 2014.
Cash and cash equivalents improved to $17.5 million as of December 31, 2015, compared to $7.1 million as of September 30, 2015, and $14.1 million at December 31, 2014. The increase in cash resulted from the $9.0 million payment from Intuitive Surgical, $1.0 million additional proceeds under Luna's debt agreement with SVB to fund future capital expenditures, and $0.4 million positive cash flow associated with Luna's ongoing business activities in the fourth quarter of 2015.
Full Year 2015 Financial Highlights
Total revenues were $44.0 million for the year ended December 31, 2015, compared to $21.3 million for the year ended December 31, 2014. Revenues for 2015 included $20.6 million of revenue associated with the operations of API for the period from the closing of the merger on May 8, 2015 through December 31, 2015. Products and licensing revenues increased to $30.4 million for the year ended December 31, 2015, compared to $9.1 million for the year ended December 31, 2014. Technology development revenues increased to $13.6 million for the year ended December 31, 2015 compared to $12.2 million for the year ended December 31, 2014.
Gross profit for 2015 increased to $16.5 million, or 37% of total revenue, compared to gross profit of $7.8 million, or 37% of total revenue, for 2014.
Selling, general and administrative expenses increased to $18.5 million for the year ended December 31, 2015, compared to $10.3 million for the year ended December 31, 2014. The increase in selling, general and administrative expenses includes an increase of $3.5 million in transaction related expenses incurred in 2015 versus 2014, $1.1 million in amortization expense associated with the step-up in bases of the assets acquired in the merger with API, and $3.1 million in other selling, general and administrative expenses associated with the operations of API for the period from the closing of the merger on May 8, 2015 through December 31, 2015.
Research, development and engineering expenses increased to $4.3 million for the year ended December 31, 2015, compared to $2.1 million for the year ended December 31, 2014. Research, development and engineering expenses in 2015 include $2.5 million associated with the operations of API for the period from the closing of the merger with API on May 8, 2015 through December 31, 2015.
The $3.5 million increase in transaction related expenses in 2015 compared to 2014 in addition to the $1.1 million amortization of intangible assets associated with the step-up in bases of the API assets acquired in the merger contributed to a $1.7 million increase in Luna's operating loss for 2015 compared to 2014. For the year ended December 31, 2015, Luna's operating loss was $6.2 million, compared to an operating loss of $4.5 million for the year ended December 31, 2014.
Income from discontinued operations was $8.3 million for the year ended December 31, 2015, compared to $9.3 million for the year ended December 31, 2014. Income from discontinued operations in each of these years related primarily to the after-tax gain recognized in the respective year for the sale of Luna's medical shape sensing business to Intuitive Surgical in January

2014. Proceeds from this sale included $12.0 million paid to Luna in 2014 and an additional $9.0 million paid to us in December 2015.
Net income attributable to common stockholders was $2.2 million for the year ended December 31, 2015, compared to net income attributable to common stockholders of $5.9 million for the year ended December 31, 2014. Adjusted EBITDA improved $3.5 million, to $1.0 million for the year ended December 31, 2015 compared to an adjusted EBITDA loss of $(2.5) million for the year ended December 31, 2014.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the fourth quarter of 2015 and the full year. The call can be accessed by dialing 855.236.2056 domestically or 267.753.2162 internationally prior to the start of the call. The participant access code is 73296021. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna:
Luna Innovations Incorporated (www.lunainc.com) develops high speed optics and high performance fiber optic test products that provide unique capabilities for the aerospace, automotive, energy, defense, and telecommunications industries. Luna develops, manufactures and markets high definition fiber optic sensing (HD-FOS) products and fiber optic test and measurement instrumentation, and packages optoelectronic semiconductors into high-speed optical receivers (HSOR products), custom optoelectronic subsystems (Optoelectronics products) and Terahertz (THz) instrumentation. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements:
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the company's expectations regarding the company’s future financial performance, the value of operating synergies following the merger with API, and the potential demand for the company's products. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, integration or other operational issues related to the merger, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenues:
Technology development revenues	$3,717,820	$3,243,980	$13,599,048	$12,205,889
Products and licensing revenues	11,732,459	2,945,302	30,421,310	9,054,101
Total revenues	15,450,279	6,189,282	44,020,358	21,259,990
Cost of revenues:
Technology development costs	3,159,858	2,583,424	10,378,616	9,376,485
Products and licensing costs	7,254,523	1,392,580	17,141,079	4,046,885
Total cost of revenues	10,414,381	3,976,004	27,519,695	13,423,370
Gross profit	5,035,898	2,213,278	16,500,663	7,836,620
Operating expense:
Selling, general and administrative	4,209,480	2,702,335	18,481,270	10,253,847
Research, development, and engineering	1,641,783	380,684	4,268,988	2,087,874
Total operating expense	5,851,263	3,083,019	22,750,258	12,341,721
Operating loss	(815,365)	(869,741)	(6,249,595)	(4,505,101)
Other (expense)/income:
Other income, net	(4,769)	21	(9,967)	111,452
Interest expense, net	(83,882)	(15,287)	(220,403)	(96,229)
Total other (expense)/ income, net	(88,651)	(15,266)	(230,370)	15,223
Loss from continuing operations before income taxes	(904,016)	(885,007)	(6,479,965)	(4,489,878)
Income tax (benefit)/expense	(489,709)	282,654	(470,605)	(1,137,228)
Loss from continuing operations	(414,307)	(1,167,661)	(6,009,360)	(3,352,650)
Operating loss from discontinued operations, net of $0.0 million of related income taxes in each period	—	(6,364)	—	(34,491)
Gain on sale, net of $0.7 million, $(0.3) million, $0.7 million, and $1.3 million of related income taxes	8,328,790	288,680	8,326,386	9,381,948
Income from discontinued operations, net of income taxes	8,328,790	282,316	8,326,386	9,347,457
Net income/(loss)	7,914,483	(885,345)	2,317,026	5,994,807
Preferred stock dividend	21,012	28,567	85,830	112,197
Net income/(loss) attributable to common stockholders	$7,893,471	$(913,912)	$2,231,196	$5,882,610
Net loss per share from continuing operations:
Basic and diluted	$(0.02)	$(0.08)	$(0.26)	$(0.23)
Net income per share from discontinued operations:
Basic and diluted	$0.30	$0.02	$0.36	$0.63
Net income/(loss) per share attributable to common stockholders:
Basic and diluted	$0.29	$(0.06)	$0.10	$0.40
Weighted average shares:
Basic and diluted	27,464,993	14,485,882	23,026,494	14,880,697

Luna Innovations Incorporated
Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,464,040	$14,116,969
Accounts receivable, net	11,034,557	5,689,615
Inventory, net	8,863,167	3,364,233
Prepaid expenses	1,388,439	715,302
Total current assets	38,750,203	23,886,119
Property and equipment, net	6,614,238	3,497,057
Intangible assets, net	10,404,312	199,277
Goodwill	2,274,112	—
Other assets	88,948	1,995
Total assets	$58,131,813	$27,584,448
Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long term debt obligation	1,833,333	625,000
Current portion of capital lease obligation	31,459	70,725
Accounts payable	4,054,425	1,447,177
Accrued liabilities	8,304,686	5,468,849
Deferred revenue	1,109,759	861,081
Total current liabilities	15,333,662	8,472,832
Long-term deferred rent	1,564,229	1,570,377
Long-term debt obligation	4,291,667	—
Long-term capital lease obligation	35,237	39,582
Total liabilities	21,224,795	10,082,791
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at December 31, 2015 and 2014	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 27,644,833 and 15,110,924 shares issued, 27,477,181 and 15,088,199 shares outstanding at December 31, 2015 and 2014, respectively	28,178	15,541
Treasury stock at cost, 167,652 shares at December 31, 2015 and 22,725 shares at December 31, 2014	(184,934)	(32,221)
Additional paid-in capital	81,461,907	64,147,666
Accumulated deficit	(44,399,455)	(46,630,651)
Total stockholders’ equity	36,907,018	17,501,657
Total liabilities and stockholders’ equity	$58,131,813	$27,584,448

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Years ended December 31,
	2015	2014
	(unaudited)
Cash flows used in operating activities:
Net income	$2,317,026	$5,994,807
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,457,032	607,693
Stock-based compensation	1,124,379	1,019,445
Gain on sale of discontinued operations, net of income taxes	(8,326,386)	(9,381,948)
Allowance for doubtful accounts or bad debt expense	10,375	—
Tax benefit from utilization of loss from current year operations	(510,772)	(1,148,941)
Changes in operating assets and liabilities:
Accounts receivable	(2,040,323)	(281,334)
Inventory	(252,934)	(56,421)
Other assets	(131,411)	50,696
Accounts payable and accrued expenses	16,429	311,627
Deferred credits	248,678	169,657
Net cash used in operating activities	(5,087,907)	(2,714,719)
Cash flows provided by investing activities:
Acquisition of property and equipment	(710,348)	(255,242)
Intangible property costs	(367,050)	(252,083)
Cash acquired in business combination	374,517	—
Proceeds from sale of discontinued operations, net	8,997,595	10,927,268
Net cash provided by investing activities	8,294,714	10,419,943
Cash flows provided by/(used in) financing activities:
Payments on debt obligations	(6,712,355)	(1,500,000)
Payments on capital lease obligation	(77,184)	(66,617)
Purchase of treasury stock	(152,713)	(32,221)
Borrowings under term loans	7,000,000	—
Proceeds from the exercise of options and warrants	82,516	232,042
Net cash provided by/(used in) financing activities	140,264	(1,366,796)
Net change in cash and cash equivalents	3,347,071	6,338,428
Cash and cash equivalents—beginning of period	14,116,969	7,778,541
Cash and cash equivalents—end of period	$17,464,040	$14,116,969
Supplemental disclosure of cash flow information
Cash paid for interest	$187,017	$87,354
Dividend on preferred stock, 79,292 shares of common stock issuable for each of the years ended December 31, 2015 and 2014, respectively	85,830	112,197
Cash paid for income taxes	$40,167	$150,000

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Net income/(loss)	$7,914,483	$(885,345)	$2,317,026	$5,994,807
Less income from discontinued operations, net of income taxes	8,328,790	282,316	8,326,386	9,347,457
Net loss from continuing operations	(414,307)	(1,167,661)	(6,009,360)	(3,352,650)
Interest expense	83,882	15,287	220,403	96,229
Tax benefit	(489,709)	282,654	(470,605)	(1,137,228)
Depreciation and amortization	908,224	127,792	2,457,032	607,693
EBITDA	88,090	(741,928)	(3,802,530)	(3,785,956)
Share-based compensation	277,714	450,861	1,124,379	1,019,445
Transaction costs	54,840	125,489	3,704,019	242,762
Adjusted EBITDA	$420,644	$(165,578)	$1,025,868	$(2,523,749)

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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com